Exhibit 99.2

ITEM 1.	FINANCIAL STATEMENTS

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$13,338	$25,696
Restricted cash	85	403
Accounts receivable	4,651	5,010
Inventories	2,504	2,551
Prepaid expenses	7,046	6,791

Total current assets	27,624	40,451

Property and equipment:
Land	54,596	54,671
Buildings and building improvements	273,669	274,050
Leasehold improvements	124,470	125,075
Assets under capital leases	53,559	53,787
Equipment	214,463	214,293
Construction in progress	682	431

Total property and equipment	721,439	722,307
Accumulated depreciation and amortization	(337,381)	(331,728)

Property and equipment, net of accumulated depreciation	384,058	390,579

Assets held for sale	2,249	2,249
Intangible assets, net of accumulated amortization	1,213	1,251
Other assets	26,403	19,448

Total assets	$441,547	$453,978

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$25,378	$26,152
Accrued expenses	25,805	33,376
Current maturities of long-term debt, capital leases and long-term financing obligations	4,255	4,261

Total current liabilities	55,438	63,789

Long-term liabilities:
Long-term debt, less current maturities	246,838	248,171
Capital leases and long-term financing obligations, less current maturities	116,520	116,684
Other	14,215	14,032

Total long-term liabilities	377,573	378,887

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred Stock, $1.00 par value per share: 1,000,000 shares authorized, no shares issued	—	—
Common Stock, $0.03 par value per share: 20,000,000 shares authorized, 13,312,872 shares issued and 12,909,463 shares outstanding at March 31, 2010, and 13,266,372 shares issued and 12,862,963 shares outstanding at December 31, 2009	395	395
Treasury stock, 403,409 shares at cost	(10,945)	(10,945)
Paid-in capital	287,587	286,903
Accumulated deficit	(268,501)	(265,051)

Total stockholders’ equity	8,536	11,302

Total liabilities and stockholders’ equity	$441,547	$453,978

The accompanying notes are an integral part of these condensed consolidated financial statements.

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Revenues:
Admissions	$82,256	$81,202
Concessions and other	41,920	40,601

Total operating revenues	124,176	121,803
Operating costs and expenses:
Film exhibition costs	46,301	43,768
Concession costs	4,165	3,827
Other theatre operating costs	53,868	50,746
General and administrative expenses	4,809	4,058
Separation agreement charges	—	5,462
Depreciation and amortization	8,068	8,659
(Gain) loss on sale of property and equipment	27	(119)
Impairment of long-lived assets	487	—

Total operating costs and expenses	117,725	116,402

Operating income	6,451	5,401
Interest expense	8,888	9,016
Loss on extinguishment of debt	2,561	—

Loss from continuing operations before income tax	(4,998)	(3,615)
Income tax benefit	(1,583)	—

Loss from continuing operations	(3,415)	(3,615)
Loss from discontinued operations (Note 6)	(35)	(310)

Net loss available for common stockholders	$(3,450)	$(3,924)

Weighted average shares outstanding:
Basic	12,683	12,668
Diluted	12,683	12,668

Net loss per common share (Basic and Diluted):
Loss from continuing operations	$(0.27)	$(0.29)
Loss from discontinued operations, net of tax	—	(0.02)

Net loss per common share	$(0.27)	$(0.31)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,450)	$(3,924)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,081	8,699
Amortization of debt issuance costs	804	551
Impairment of long-lived assets	487	—
Write-off unamortized debt issuance costs related to the extinguishment of debt	2,561	—
Stock-based compensation	684	133
Other	386	632
(Gain) loss on sale of property and equipment	27	(119)
Changes in operating assets and liabilities:
Accounts receivable and inventories	407	995
Prepaid expenses and other assets	858	209
Accounts payable	(947)	(2,907)
Accrued expenses and other liabilities	(7,400)	4,559

Net cash provided by operating activities	2,498	8,828

Cash flows from investing activities:
Purchases of property and equipment	(2,017)	(3,478)
Release of restricted cash	318	124
Proceeds from sale of property and equipment	107	441

Net cash used in investing activities	(1,592)	(2,913)

Cash flows from financing activities:
Debt activities:
Issuance of long-term debt	262,350	—
Repayments of long-term debt	(266,447)	(5,706)
Repayments of capital lease and long-term financing obligations	(384)	(407)
Debt issuance costs	(8,783)	—
Purchase of treasury stock	—	(2)

Net cash used in financing activities	(13,264)	(6,115)

Decrease in cash and cash equivalents	(12,358)	(200)
Cash and cash equivalents at beginning of period	25,696	10,867

Cash and cash equivalents at end of period	$13,338	$10,667

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$8,845	$7,278
Income taxes	$3,639	$300
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	$174	$727

The accompanying notes are an integral part of these condensed consolidated financial statements

CARMIKE CINEMAS, INC. and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2010 and 2009

(unaudited)

(in thousands except share and per share data)

NOTE 1—BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Carmike Cinemas, Inc. (referred to as “we”, “us”, “our”, and the “Company”) has prepared the accompanying unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”). This information reflects all adjustments which in the opinion of management are necessary for a fair presentation of the statement of financial position as of March 31, 2010 and December 31, 2009, and the results of operations and cash flows for the three month periods ended March 31, 2010 and 2009. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“2009 Form 10-K”). That report includes a summary of our critical accounting policies. There have been no material changes in our accounting policies during the first three months of 2010. The financial statements include the accounts of the Company’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Accounting Estimates

In the preparation of financial statements in conformity with GAAP, management must make certain estimates, judgments and assumptions. These estimates, judgments and assumptions are made when accounting for items and matters such as, but not limited to, depreciation, amortization, asset valuations, impairment assessments, lease classification, employee benefits, income taxes, reserves and other provisions and contingencies. These estimates are based on the information available when recorded. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Changes in estimates are recognized in the period they are determined.

Discontinued Operations

The results of operations for theatres that have been disposed of or classified as held for sale are eliminated from the Company’s continuing operations and classified as discontinued operations for each period presented within the Company’s condensed consolidated statements of operations. Theatres are reported as discontinued operations when the Company no longer has continuing involvement in the theatre operations and the cash flows have been eliminated, which generally occurs when the Company no longer has operations in a given market. See Note 6 – Discontinued Operations.

Impairment of Long-Lived Assets

The Company reviews the carrying value of long-lived assets for potential impairment on a quarterly basis when events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Such events include, but are not limited to, the entrance of new competition into the market, decisions to close a theatre, or a significant decrease in the operating performance of the long-lived asset. For those assets that are identified as potentially being impaired, if the undiscounted future cash flows from such assets are less than the carrying value, the Company recognizes a loss equal to the difference between the carrying value and the asset’s fair value. The fair value of the assets is primarily estimated using the discounted future cash flow of the assets with consideration of other valuation techniques and using assumptions consistent with those used by market participants.

Fair Value Measurements

The methods and assumptions used to estimate fair value are as follows:

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities:

The carrying amounts approximate fair value because of the short maturity of these instruments.

Long-term debt, excluding capital leases and financing obligations:

The fair value of the Senior Secured Credit Facilities is estimated based on quoted market prices on the date of measurement.

Long-Lived Assets

The fair value of theatre assets that are determined to be impaired are based primarily on discounted cash flows, using market participant assumptions. Significant judgment is involved in estimating cash flows and fair value, and significant assumptions include attendance levels, admissions and concessions pricing, and the weighted average cost of capital. Management’s estimates are based on historical and projected operating performance.

Recent Accounting Pronouncements

In January 2010, FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. This guidance is effective for the Company beginning Jan 1, 2010. The adoption did not have an impact on the Company’s consolidated financial position or results of operations.

NOTE 2—IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are tested for recoverability whenever events or circumstances indicate that the assets’ carrying values may not be recoverable. The Company performs its impairment analysis at the individual theatre-level, the lowest level of independent, identifiable cash flow. Management reviews all available evidence when assessing long-lived assets for impairment, including negative trends in theatre-level cash flow, the impact of competition, the age of the theatre, and alternative uses of the assets. The Company’s evaluation of negative trends in theatre-level cash flow considers the seasonality of the business, with significant revenues and cash flow generated in the summer and year-end holiday season. Absent any unusual circumstances, management evaluates new theatres for potential impairment only after a theatre has been open and operational for a sufficient period of time to allow its operations to mature.

For the three months ended March 31, 2010, impairment charges aggregated $487, affected six theatres with 40 screens, and were primarily the result of deterioration in the full-year operating results of these theatres.

These fair value estimates are considered Level 3 estimates and were derived from discounting estimated future cash flows. The estimated aggregate fair value of the long-lived assets impaired during the three months ended March 31, 2010 was approximately $707. No impairment charges were recorded during the three months ended March 31, 2009.

	Three Months Ended March 31,
	2010	2009
Continuing Operations:
Theatre properties	$487	$—
Equipment	—	—

Impairment of long-lived assets	$487	$—

Discontinued Operations:
Theatre properties	$—	$—
Equipment	—	—

Impairment of long-lived assets	$—	$—

NOTE 3—DEBT

Our debt consisted of the following on the dates indicated:

	March 31, 2010	December 31, 2009
Term loan	$249,338	$139,634
Delayed draw term loan credit agreement	—	111,152

	249,338	250,786
Current maturities	(2,500)	(2,615)

	$246,838	$248,171

In January 2010, the Company entered into a $265,000 senior secured term loan facility with an interest rate of LIBOR (subject to a floor of 2.0%) plus a margin of 3.5%, or the base rate plus a margin of 2.5% (subject to a floor of 3.0%), as the Company may elect. The proceeds were used to repay the Company’s $170,000 seven year term loan that was due in May 2012 with a then outstanding balance of $139,600 and the $185,000 seven year delayed-draw term loan facility that was due in May 2012 with a then outstanding balance of $111,150. The Company recorded a loss on extinguishment of debt of $2,561 during the three months ended March 31, 2010, for the write-off of unamortized debt issuance costs. The Company is currently required to make 22 consecutive principal repayments of the senior secured term loan borrowings in the amount of $625 on the last day of each calendar quarter, with a balance of $235,590 due at final maturity on January 27, 2016. At March 31, 2010, and 2009, the average interest rate was 5.50% and 5.80%, respectively.

In January 2010, the Company also entered into a new $30,000 revolving credit facility with an interest rate of LIBOR plus a margin of 4.0% (subject to a floor of 2.0%), or base rate plus a margin 3.0% (subject to a 3.0% floor), as the Company may elect. Thereafter, the applicable margins are subject to adjustment based on the Company’s ratio of total debt to EBITDA as reflected in the Company’s quarterly or annual financial statements, with the margins ranging from 3.50% to 4.00% on LIBOR based loans, and from 2.50% to 3.00% on base rate based loans. In addition, the Company is required to pay commitment fees on the unused portion of the new revolving credit facility. The commitment fee rate is initially 0.75% per annum, and is also subject to adjustment thereafter based on the Company’s ratio of total debt to EBITDA, with the rates ranging from 0.50% to 0.75%. The final maturity date of the new revolving credit facility is January 27, 2013. The new $30,000 revolving credit facility replaced the prior $50,000 revolving credit facility that was scheduled to mature in May 2010.

The senior secured credit facilities are guaranteed by each of the Company’s subsidiaries and secured by a perfected first priority security interest in substantially all of its present and future assets.

The Company is required as part of the new senior secured term loan facility to enter into interest rate protection to the extent necessary to provide that at least 50% of the term loan is subject to either a fixed interest rate or interest rate protection for a period of not less than three years. See Note 10 – Subsequent Events.

Debt Covenants

The senior secured term loan and revolving credit facilities contain covenants which, among other things, restrict the Company’s ability, and that of its restricted subsidiaries, to:

•	pay dividends or make any other restricted payments to parties other than to the Company;

•	incur additional indebtedness;

•	create liens on their assets;

•	make certain investments;

•	sell or otherwise dispose of their assets;

•	consolidate, merge or otherwise transfer all or any substantial part of their assets;

•	enter into transactions with their affiliates; and

•	engage in businesses other than those in which the Company is currently engaged or those reasonably related thereto.

The senior secured credit agreement places certain restrictions on the Company’s ability to make capital expenditures.

The senior secured term loan facility also contains financial covenants that require the Company to maintain a ratio of funded debt to adjusted EBITDA of no more than 4.75, a ratio of adjusted EBITDA to interest expense of no less than 1.75 and a ratio of total adjusted debt (adjusted for certain leases and financing obligations) to EBITDA plus rental expense of no more than 7.15. Beginning with the three month period ending March 31, 2011 the financial covenants contain normal and customary periodic changes in the required ratios over the life of the senior secured credit agreement.

As of March 31, 2010, the Company was in compliance with all of the financial covenants in its senior secured credit agreement.

NOTE 4—INCOME TAXES

The Company’s effective income tax rate is based on expected income, statutory tax rates, tax planning opportunities available in the various jurisdictions in which it operates and the impact of valuation allowances against deferred tax assets. For interim financial reporting, the Company estimates the annual income tax rate based on projected taxable income for the full year and record a quarterly income tax provision or benefit in accordance with the anticipated annual rate. The Company refines the estimates of the year’s taxable income as new information becomes available, including actual year-to-date financial results. This continual estimation process often results in a change to the expected effective income tax rate for the year. When this occurs, the Company adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected annual income tax rate. Significant judgment is required in determining the effective tax rate and in evaluating the tax positions.

The Company experienced an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, (the “IRC”) during the fourth quarter of 2008. The ownership change has and will continue to subject the Company’s net operating loss carryforwards to an annual limitation, which will significantly restrict its ability to use them to offset taxable income in periods following the ownership change. In general, the annual use limitation equals the aggregate value of the Company’s stock at the time of the ownership change multiplied by a specified tax-exempt interest rate.

The Company determined that at the date of the ownership change, it had a net unrealized built-in loss (“NUBIL”). The NUBIL is determined based on the difference between the fair market value of the Company’s assets and their tax basis at the ownership change. Because of the NUBIL, certain deductions recognized during the five-year period beginning on the date of the IRC Section 382 ownership change (the “recognition period”) are subjected to the same limitation as the net operating loss carryforwards. Because the annual limitation is applied first against the realized built-in losses (“RBILs”), the Company does not expect to utilize any of its net operating carryforwards during the five year recognition period. The amount of RBILs limited was $0.4 million in the first three months of 2010, which reduced the current income tax benefit. The amount of the disallowed RBILs could increase if the Company disposes of assets with built-in losses at the date of the ownership change during the recognition period. In addition, the Company’s net deferred tax assets are fully offset by a valuation allowance at March 31, 2010 and March 31, 2009.

We recognize a tax benefit associated with an uncertain tax position when, in our judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, we initially and subsequently measure the tax benefit as the largest amount that we judge to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company has no substantial uncertain tax position liabilities at March 31, 2010 or March 31, 2009.

The projected effective tax rate from continuing operations for the three months ended March 31, 2010 was 31.7%, which differs from the statutory tax rates primarily due to the impact of Section 382. The Company did not record an income tax provision or benefit in the three months ended March 31, 2009 because it did not project taxable income for the full year and due to the limitations on its net operating loss carry-forwards.

NOTE 5—EQUITY BASED COMPENSATION

In March 2004, the Board of Directors adopted the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”). The Company’s Compensation and Nominating Committee (or similar committee) may grant stock options, stock grants, stock units, and stock appreciation rights under the 2004 Incentive Stock Plan to certain eligible employees and to outside directors. As of March 31, 2010, there were 358,250 shares available for future grants under the 2004 Incentive Stock Plan.

The determination of the fair value of stock option awards on the date of grant using option-pricing models is affected by the Company’s stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the expected term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates and expected dividends. The expected volatility is based on the historical volatility. The Company uses historical data to estimate stock option exercise and forfeiture rates. The expected term represents the period over which the share-based awards are expected to be outstanding. The dividend yield is an estimate of the expected dividend yield on the Company’s stock. The risk-free rate is based on U.S. Treasury yields in effect at the time of the grant for the expected term of the stock options. All stock option awards are amortized based on their graded vesting over the requisite service period of the awards.

The Company also issues restricted stock awards to certain key employees and directors. Generally, the restricted stock vests over a one to three year period and compensation expense is recognized over the one to three year period equal to the grant date value of the shares awarded to the employee. As of March 31, 2010, the Company has issued 68,000 shares of performance-based nonvested stock awards dependent on the achievement of EBITDA targets that vest over a three-year period. Performance-based nonvested stock awards are recognized as compensation expense over the vesting period based on the fair value on the date of grant, the number of shares ultimately expected to vest. The Company has determined the achievement of the performance factor is probable.

The Company’s policy is to issue new shares upon exercise of options and the issuance of stock grants.

The Company’s total stock-based compensation expense was approximately $684 and $133 for the three months ended March 31, 2010 and 2009, respectively. These amounts were recorded in general and administrative expenses. As of March 31, 2010, the Company had approximately $3,708 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s plans. This cost is expected to be recognized as stock-based compensation expense over a weighted-average period of approximately 2.6 years. This expected cost does not include the impact of any future stock-based compensation awards.

Options – Service Condition Vesting

The Company currently uses the Black-Scholes option pricing model to determine the fair value of its stock options for which vesting is dependent only on employees providing future service.

The following table sets forth information about the weighted-average fair value of options granted, and the weighted-average assumptions for such options granted, during the first three months of 2010 and 2009:

	2010	2009
Fair value of options on grant date	$6.84	$1.06
Expected life (years)	6	5
Risk-free interest rate	2.55%	2.00%
Expected dividend yield	—%	—%
Expected volatility	71%	68%

The following table sets forth the summary of option activity for stock options with service vesting conditions as of March 31, 2010:

	Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2010	550,000		$14.60	7.77
Granted	173,500		$10.60	9.87	567
Exercised	—	$
Forfeited	—	$

Outstanding at March 31, 2010	723,500		$13.64	8.10	$2,734

Exercisable on March 31, 2010	170,000		$28.43	3.73	$96

Expected to vest March 31, 2010	553,500		$10.60	9.44	$2,638

Options – Market Condition Vesting

In April 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 260,000 stock options, at an exercise price equal to $25.95 per share, to a group of eight senior executives. The April 2007 stock option grants are aligned with market performance, as one-third of these stock options each will vest when the Company achieves an increase in the trading price of its common stock (over the $25.95 exercise price) equal to 25%, 30% and 35%, respectively. The Company determined the aggregate grant date fair value of these stock options to be approximately $1,430. The fair value of these options was estimated on the date of grant using a Monte Carlo simulation model and compensation expense is not subsequently adjusted for the number of shares that are ultimately vested.

The following table sets forth the summary of option activity for the Company’s stock options with market condition vesting for the three months ended March 31, 2010:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2010	190,000	$25.95	7.29
Granted	—	—

Outstanding at March 31, 2010	190,000	$25.95	7.04	$—

Exercisable at March 31, 2010	—	$—	—	$—

Expected to vest at March 31, 2010	—	$—	—	$—

Restricted Stock

The following table sets forth the summary of activity for restricted stock grants, including performance based awards, for the three months ended March 31, 2010:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2010	179,500	$19.56
Granted	119,500	$10.92
Vested	—
Forfeited	(2,000)	$25.95

Nonvested at March 31, 2010	297,000	$16.04

NOTE 6 – DISCONTINUED OPERATIONS

Theatres are generally considered for closure due to an expiring lease term, underperformance, or the opportunity to better deploy invested capital. For the three months ended March 31, 2010 and 2009, the Company closed three theatres in each period. For these closures in 2010 and 2009, the Company classified none and two theatres, respectively, as discontinued operations. The Company reported the results of these operations, including gains or losses in disposal, as discontinued operations. The operations and cash flow of these theatres have been eliminated from the Company’s operations, and the Company will not have any continuing involvement in their operations. The Company did not allocate tax expense or benefit to discontinued operations for the three months ended March 31, 2009 because the Company had a loss from continuing and discontinued operations in that period and a full tax valuation allowance.

All activity from prior years included in the accompanying consolidated statements of operations has been reclassified to separately reflect the results of operations from discontinued operations through the respective date of the theatre closings. Assets and liabilities associated with the discontinued operations have not been segregated from assets and liabilities from continuing operations as they are not material.

The following table sets forth the summary of activity for discontinued operations for the three months ended March 31, 2010 and 2009:

	Three Months Ended March 31,
	2010	2009
Revenue from discontinued operations	$5	$355

Operating loss before income taxes	$(51)	$(383)
Income tax benefit for discontinued operations	$16	$—
Gain (loss) on disposal, before taxes	$—	$73
Income tax benefit on disposal	$—	$—

Loss from discontinued operations	$(35)	$(310)

NOTE 7—COMMITMENTS AND CONTINGENCIES

Contingencies

The Company, in the normal course of business, is involved in routine litigation and legal proceedings, such as personal injury claims, employment matters, contractual disputes and claims alleging Americans with Disabilities Act violations. Currently, there is no pending litigation or proceedings that the Company believes will have a material adverse effect, either individually or in the aggregate, on its business or its financial position, results of operations or cash flow.

NOTE 8—FINANCIAL INSTRUMENTS

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

The fair value of the senior secured credit facilities described in Note 3 – “Debt”, which consists of a term loan facility and a revolving facility, is estimated based on quoted market prices at the date of measurement.

	As of March 31, 2010	As of December 31, 2009
Carrying amount	$249,338	$250,786
Fair value	$249,203	$242,885

NOTE 9—NET INCOME (LOSS) PER SHARE

Basic net income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed using the weighted average number of common shares and common stock equivalents outstanding. As a result of the Company’s net losses, common stock equivalents aggregating 1,065,000 and 425,833 shares for the three months ended March 31, 2010 and 2009, respectively, were excluded from the calculation of diluted loss per share given their anti-dilutive effect.

NOTE 10—SUBSEQUENT EVENTS

Interest Rate Cap Agreement

On April 15, 2010, the Company entered into a three-year interest rate cap agreement. This agreement caps the base interest rate on $125,000 of aggregate principal amount of the Company’s outstanding term loan at 9.5%. The Company has not designated this agreement as an accounting hedge and changes in fair value of the cap agreement will be recorded through earnings as derivative gains/(losses) and classified within interest expense.

+

NOTE 11—GUARANTOR SUBSIDIARIES

Carmike Cinemas, Inc. anticipates filing a registration statement on Form S-3 which, when such registration statement becomes effective, will register certain securities described therein, including debt securities which may be guaranteed by certain of Carmike Cinemas, Inc.’s subsidiaries and are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

Carmike Cinemas, Inc. may sell debt securities and if so, it is expected that such securities would be fully and unconditionally guaranteed, on a joint and several basis, by the following 100% directly or indirectly owned subsidiaries: Eastwynn Theatres, Inc., George G. Kerasotes Corporation, GKC Indiana Theatres, Inc., GKC Michigan Theatres, Inc., GKC Theatres, Inc., and Military Services, Inc. Therefore the Company is providing the following condensed consolidating financial statement information as of March 31, 2010 and December 31, 2009 and for the three months in the periods ended March 31, 2010 and March 31, 2009 in accordance with SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered:

	As of March 31, 2010 (in thousands)
CONDENSED CONSOLIDATING BALANCE SHEETS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,430	$11,908	$—	$13,338
Restricted cash	85	—	—	85
Accounts receivable	4,640	11	—	4,651
Inventories	437	2,067	—	2,504
Prepaid expenses	2,863	4,183	—	7,046

Total Current assets	9,455	18,169	—	27,624
Property and equipment:
Land	13,079	41,517	—	54,596
Buildings and building improvements	48,807	224,862	—	273,669
Leasehold improvements	16,772	107,698	—	124,470
Assets under capital leases	8,675	44,884	—	53,559
Equipment	55,843	158,620	—	214,463
Construction in progress	534	148	—	682

Total property and equipment	143,710	577,729	—	721,439
Accumulated depreciation and amortization	(67,710)	(269,671)	—	(337,381)

Property and equipment, net	76,000	308,058	—	384,058
Intercompany receivables	135,390	—	(135,390)	—
Investment in subsidiaries	90,722	—	(90,722)	—
Assets held for sale	1,272	977	—	2,249
Other	18,583	7,820	—	26,403
Intangible assets, net of accumulated amortization	—	1,213	—	1,213

Total assets	$331,422	$336,237	$(226,112)	$441,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,508	$2,870	$—	$25,378
Accrued expenses	19,603	6,202	—	25,805
Current maturities of long-term debt, capital leases and long-term financing obligations	2,687	1,568	—	4,255

Total Current liabilities	44,798	10,640	—	55,438
Long-term debt, less current maturities	246,838	—	—	246,838
Capital leases and long-term financing obligations, less current maturities	28,515	88,005	—	116,520
Intercompany liabilities	—	135,390	(135,390)	—
Other	2,735	11,480	—	14,215

Total liabilities	322,886	245,515	(135,390)	433,011
Stockholders’ equity:
Preferred Stock	—	—	—	—
Common Stock	395	1	(1)	395
Treasury stock	(10,945)	—	—	(10,945)
Paid-in capital	287,587	237,800	(237,800)	287,587
Accumulated deficit	(268,501)	(147,079)	147,079	(268,501)

Total Stockholders’ equity	8,536	90,722	(90,722)	8,536

Total liabilities and stockholders’ equity	$331,422	$336,237	$(226,112)	$441,547

	As of December 31, 2009 (in thousands)
CONDENSED CONSOLIDATING BALANCE SHEETS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,232	$9,464	$—	$25,696
Restricted cash	403	—	—	403
Accounts receivable	4,820	190	—	5,010
Inventories	437	2,114	—	2,551
Prepaid expenses	2,553	4,238	—	6,791

Total current assets	24,445	16,006	—	40,451
Property and equipment:
Land	13,079	41,592	—	54,671
Buildings and building improvements	48,763	225,287	—	274,050
Leasehold improvements	16,668	108,407	—	125,075
Assets under capital leases	8,674	45,113	—	53,787
Equipment	55,341	158,952	—	214,293
Construction in progress	431	—	—	431

Total property and equipment	142,956	579,351	—	722,307
Accumulated depreciation and amortization	(66,136)	(265,592)	—	(331,728)

Property and equipment, net	76,820	313,759	—	390,579
Intercompany receivables	134,631	—	(134,631)	—
Investment in subsidiaries	92,494	—	(92,494)	—
Assets held for sale	1,272	977	—	2,249
Intangible assets, net of accumulated amortization	—	1,251	—	1,251
Other	11,538	7,910	—	19,448

Total assets	$341,200	$339,903	$(227,125)	$453,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,739	$413	$—	$26,152
Accrued expenses	22,105	11,271	—	33,376
Current maturities of long-term debt, capital leases and long-term financing obligations	2,780	1,481	—	4,261

Total Current liabilities	50,624	13,165	—	63,789
Long-term debt, less current maturities	248,171	—	—	248,171
Capital leases and long-term financing obligations, less current maturities	28,491	88,193	—	116,684
Intercompany liabilities	—	134,631	(134,631)	—
Other	2,612	11,420	—	14,032

Total liabilities	329,898	247,409	(134,631)	442,676
Stockholders’ equity:
Preferred Stock	—	—	—	—
Common Stock	395	1	(1)	395
Treasury stock	(10,945)	—	—	(10,945)
Paid-in capital	286,903	237,800	(237,800)	286,903
Accumulated deficit	(265,051)	(145,307)	145,307	(265,051)

Total Stockholders’ equity	11,302	92,494	(92,494)	11,302

Total liabilities and stockholders’ equity	$341,200	$339,903	$(227,125)	$453,978

	Three Months Ended March 31, 2010 (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Admissions	$15,055	$67,201	$—	$82,256
Concessions and other	13,947	33,846	(5,873)	41,920

Total operating revenues	29,002	101,047	(5,873)	124,176
Operating Expenses:
Film exhibition costs	8,600	37,701	—	46,301
Concession costs	806	3,359	—	4,165
Other theatre operating costs	10,928	48,813	(5,873)	53,868
General and administrative expenses	4,180	629	—	4,809
Depreciation and amortization	1,618	6,450	—	8,068
Gain on sale of property and equipment	16	11	—	27
Impairment of long-lived assets	—	487	—	487

Total operating expenses	26,148	97,450	(5,873)	117,725

Operating income	2,854	3,597	—	6,451
Interest expense	2,723	6,165	—	8,888
Equity in loss of subsidiaries	1,772	—	(1,772)	—
Loss on extinguishment of debt	2,561	—	—	2,561

Loss from continuing operations before income tax	(4,202)	(2,568)	(1,772)	(4,998)
Income tax benefit	(752)	(831)	—	(1,583)

Loss from continuing operations	(3,450)	(1,737)	1,772	(3,415)
Loss from discontinued operations	—	(35)	—	(35)

Net income (loss)	$(3,450)	$(1,772)	$1,772	$(3,450)

	Three Months Ended March 31, 2009 (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Admissions	$13,194	$68,008	$—	$81,202
Concessions and other	13,011	33,509	(5,919)	40,601

Total operating revenues	26,205	101,517	(5,919)	121,803
Operating Expenses:
Film exhibition costs	7,182	36,586	—	43,768
Concession costs	705	3,122	—	3,827
Other theatre operating costs	10,529	46,136	(5,919)	50,746
General and administrative expenses	3,392	666	—	4,058
Separation agreement charges	5,452	10	—	5,462
Depreciation and amortization	1,778	6,881	—	8,659
Gain on sale of property and equipment	(23)	(96)	—	(119)

Total operating expenses	29,015	93,305	(5,919)	116,401

Operating (loss) income	(2,810)	8,212	—	5,402
Interest expense	2,318	6,698	—	9,016
Equity in earnings of subsidiaries	(1,251)		1,251	—

(Loss) income from continuing operations before income tax	(3,877)	1,514	(1,251)	(3,614)
Income tax expense	—	—	—	—

(Loss) income from continuing operations	(3,877)	1,514	(1,251)	(3,614)
Loss from discontinued operations	(47)	(263)	—	(310)

Net income (loss)	$(3,924)	$1,251	$(1,251)	$(3,924)

	Three Months Ended March 31, 2010 (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$(581)	$3,079	$—	$2,498
Cash flows from investing activities:
Purchases of property and equipment	(867)	(1,150)	—	(2,017)
Proceeds from sale of property and equipment	3	104	—	107
Other investing activities	318	—	—	318

Net cash used in investing activities	(546)	(1,046)	—	(1,592)
Cash flows from financing activities:
Issuance of long-term debt	262,350	—	—	262,350
Repayments of long-term debt	(266,447)	—	—	(266,447)
Intercompany receivable/liabilities	(759)	759	—	—
Other financing activities	(8,819)	(348)	—	(9,167)

Net cash used in financing activities	(13,675)	411	—	(13,264)

Increase / (decrease) in cash and cash equivalents	(14,802)	2,444	—	(12,358)
Cash and cash equivalents at beginning of period	16,232	9,464	—	25,696

Cash and cash equivalents at end of period	$1,430	$11,908	$—	$13,338

	Three Months Ended March 31, 2009 (in thousands)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS	Carmike Cinemas, Inc	Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$(561)	$1,544	$7,772	$8,755
Cash flows from investing activities:
Purchases of property and equipment	(546)	(2,932)	—	(3,478)
Proceeds from sale of property and equipment	51	390	—	441
Other investing activities	124	—	—	124

Net cash used in investing activities	(371)	(2,542)	—	(2,913)
Cash flows from financing activities:
Repayments of long-term debt	(5,706)	—	—	(5,706)
Intercompany receivable/liabilities	6,705	(6,705)
Other financing activities	(67)	(342)	—	(409)

Net cash used in financing activities	932	(7,047)	—	(6,115)

Increase / (decrease) in cash and cash equivalents	—	(8,045)	7,772	(273)
Cash and cash equivalents at beginning of period	—	19,432	(8,565)	10,867

Cash and cash equivalents at end of period	$—	$11,387	$(793)	$10,594